SLM Student Loan Trust 2003-3 Quarterly Servicing Report
Report Date: 5/31/2005 Reporting Period: 02/28/05-5/31/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		2/28/2005	Activity	5/31/2005
A	i	Portfolio Balance	$680,956,042.70	$(62,210,435.99)	$618,745,606.71
	ii	Interest to be Capitalized	11,062,859.93		11,204,329.58

	iii	Total Pool	$692,018,902.63		$629,949,936.29

	iv	Specified Reserve Account Balance	1,730,047.26		1,574,874.84

	v	Total Adjusted Pool	$693,748,949.89		$631,524,811.13

B	i	Weighted Average Coupon (WAC)	3.245%		3.238%
	ii	Weighted Average Remaining Term	119.34		117.58
	iii	Number of Loans	198,946		183,507
	iv	Number of Borrowers	111,180		103,262
	v	Aggregate Outstanding Principal Balance - T-Bill	$109,637,004.33		$96,772,211.63
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$582,381,898.30		$533,177,724.66

						% of		% of
	Notes			Spread	Balance 03/15/05	O/S Securities	Balance 06/15/05	O/S Securities
C	i	A-1 Notes	78442GFY7	0.000%	$—	0.000%	$—	0.000%
	ii	A-2 Notes	78442GFZ4	0.020%	—	0.000%	—	0.000%
	iii	A-3 Notes	78442GGA8	0.090%	194,149,949.89	27.986%	131,925,811.13	20.890%
	iv	A-4 Notes	78442GGB6	0.220%	461,548,000.00	66.530%	461,548,000.00	73.085%
	v	B Notes	78442GGC4	0.590%	38,051,000.00	5.485%	38,051,000.00	6.025%

	vi	Total Notes			$693,748,949.89	100.000%	$631,524,811.13	100.000%

	Reserve Account		3/15/2005	6/15/2005
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$1,730,047.26	$1,574,874.84
	iv	Reserve Account Floor Balance ($)	$1,256,038.00	$1,256,038.00
	v	Current Reserve Acct Balance ($)	$1,730,047.26	$1,574,874.84

	Capitalized Interest Account		3/15/2005	6/15/2005
E	i	Current Capitalized Interest Account Balance ($)	$—	$—

II. 2003-3 Transactions from: 2/28/2005 through: 5/31/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$57,904,536.93
	ii	Principal Collections from Guarantor	6,134,664.23
	iii	Principal Reimbursements	24,019.05
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$64,063,220.21

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$2,957.57
	ii	Capitalized Interest	(1,855,741.79)

	iii	Total Non-Cash Principal Activity	$(1,852,784.22)

C	Total Student Loan Principal Activity		$62,210,435.99

D	Student Loan Interest Activity
	i	Regular Interest Collections	$2,134,544.10
	ii	Interest Claims Received from Guarantors	139,014.86
	iii	Collection Fees/Returned Items	37,333.49
	iv	Late Fee Reimbursements	127,961.00
	v	Interest Reimbursements	30,962.91
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	2,793,199.62
	viii	Subsidy Payments	1,104,749.98

	ix	Total Interest Collections	$6,367,765.96

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$173.52
	ii	Capitalized Interest	1,855,741.79

	iii	Total Non-Cash Interest Adjustments	$1,855,915.31

F	Total Student Loan Interest Activity		$8,223,681.27

G	Non-Reimbursable Losses During Collection Period		$323.58

H	Cumulative Non-Reimbursable Losses to Date		$313,577.58

III. 2003-3 Collection Account Activity 2/28/2005 through 5/31/2005

A	Principal Collections
	i	Principal Payments Received	$13,578,657.48
	ii	Consolidation Principal Payments	50,460,543.68
	iii	Reimbursements by Seller	1,667.00
	iv	Borrower Benefits Reimbursements	7,306.93
	v	Reimbursements by Servicer	348.77
	vi	Re-purchased Principal	14,696.35

	vii	Total Principal Collections	$64,063,220.21

B	Interest Collections
	i	Interest Payments Received	$5,550,483.81
	ii	Consolidation Interest Payments	621,024.75
	iii	Reimbursements by Seller	433.40
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	30,138.59
	vi	Re-purchased Interest	390.92
	vii	Collection Fees/Return Items	37,333.49
	viii	Late Fees	127,961.00

	ix	Total Interest Collections	$6,367,765.96

C	Other Reimbursements		$38,178.86

D	Reserves in Excess of the Requirement		$155,172.42

E	Administrator Account Investment Income		$—

F	Investment Earnings for Period in Trust Accounts		$316,449.27

G	Funds Released from Capitalized Interest Account		$—

H	Return funds borrowed for previous distribution		$—

	TOTAL AVAILABLE FUNDS		$70,940,786.72
	LESS FUNDS PREVIOUSLY REMITTED
		Servicing Fees	$(1,004,725.87)

I	NET AVAILABLE FUNDS		$69,936,060.85

J	Servicing Fees Due for Current Period		$478,952.06

K	Carryover Servicing Fees Due		$—

L	Administration Fees Due		$20,000.00

M	Total Fees Due for Period		$498,952.06

IV. 2003-3 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005	2/28/2005	5/31/2005
INTERIM:
In School
Current	2.771%	2.771%	44,099	33,761	22.166%	18.398%	$168,898,923.49	$126,205,262.81	24.803%	20.397%

Grace
Current	2.772%	2.770%	10,582	16,978	5.319%	9.252%	$33,333,361.43	$63,027,592.56	4.895%	10.186%

TOTAL INTERIM	2.771%	2.771%	54,681	50,739	27.485%	27.650%	$202,232,284.92	$189,232,855.37	29.698%	30.583%
REPAYMENT
Active
Current	3.617%	3.614%	66,457	61,006	33.405%	33.245%	$205,356,054.59	$182,465,700.37	30.157%	29.490%
31-60 Days Delinquent	3.552%	3.540%	6,529	5,981	3.282%	3.259%	$21,426,602.85	$18,239,050.67	3.147%	2.948%
61-90 Days Delinquent	3.497%	3.522%	5,290	3,589	2.659%	1.956%	$17,659,786.03	$10,728,400.53	2.593%	1.734%
91-120 Days Delinquent	3.581%	3.556%	3,346	2,905	1.682%	1.583%	$10,205,367.53	$8,400,699.32	1.499%	1.358%
> 120 Days Delinquent	3.565%	3.528%	8,658	9,648	4.352%	5.258%	$25,402,914.47	$28,225,957.12	3.730%	4.562%

Deferment
Current	2.927%	2.923%	28,583	25,378	14.367%	13.829%	$101,810,673.64	$89,673,180.84	14.951%	14.493%

Forbearance
Current	3.549%	3.552%	23,713	23,074	11.919%	12.574%	$92,429,603.07	$88,420,978.35	13.574%	14.290%

TOTAL REPAYMENT	3.445%	3.443%	142,576	131,581	71.666%	71.704%	$474,291,002.18	$426,153,967.20	69.651%	68.874%
Claims in Process (1)	3.558%	3.545%	1,684	1,177	0.846%	0.641%	$4,424,908.34	$3,338,912.22	0.650%	0.540%
Aged Claims Rejected (2)	3.571%	3.500%	5	10	0.003%	0.005%	$7,847.26	$19,871.92	0.001%	0.003%
GRAND TOTAL	3.245%	3.238%	198,946	183,507	100.000%	100.000%	$680,956,042.70	$618,745,606.71	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2003-3 Portfolio Characteristics by School and Loan Type

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL — Subsidized	3.196%	106,368	$309,508,568.54	50.022%
- GSL — Unsubsidized	3.131%	70,625	$272,134,027.33	43.982%
- PLUS Loans	4.225%	5,846	$34,869,927.05	5.636%
- SLS Loans	5.420%	668	$2,233,083.79	0.361%

- Total	3.238%	183,507	$618,745,606.71	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	3.215%	144,369	$527,232,562.28	85.210%
- Two Year	3.345%	29,245	$67,944,058.36	10.981%
- Technical	3.455%	9,884	$23,520,846.17	3.801%
- Other	4.288%	9	$48,139.90	0.008%

- Total	3.238%	183,507	$618,745,606.71	100.000%

*Percentages may not total 100% due to rounding.

VI. 2003-3 Interest Accruals

A	Borrower Interest Accrued During Collection Period	$4,198,577.02
B	Interest Subsidy Payments Accrued During Collection Period	1,061,139.31
C	SAP Payments Accrued During Collection Period	3,124,360.64
D	INV Earnings Accrued for Collection Period (RESERVE, COLLECTION, CAP’D INT ACCT)	316,449.27
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00

F	Net Expected Interest Collections	$8,700,526.24

VII. 2003-3 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate

A	Class A-1 Interest Rate	0.000000000	03/15/05 - 6/15/05	0.00000%

B	Class A-2 Interest Rate	0.000000000	03/15/05 - 6/15/05	0.00000%

C	Class A-3 Interest Rate	0.007922222	03/15/05 - 6/15/05	3.10000%

D	Class A-4 Interest Rate	0.008254444	03/15/05 - 6/15/05	3.23000%

E	Class B Interest Rate	0.009200000	03/15/05 - 6/15/05	3.60000%

VIII. 2003-3 Inputs From Prior Quarter 2/28/05

A	Total Student Loan Pool Outstanding
	i Portfolio Balance	$680,956,042.70
	ii Interest To Be Capitalized	11,062,859.93

	iii Total Pool	$692,018,902.63
	iv Specified Reserve Account Balance	1,730,047.26

	v Total Adjusted Pool	$693,748,949.89

B	Total Note and Certificate Factor	0.54686228658
C	Total Note Balance	$693,748,949.89

D	Note Balance 3/15/2005	Class A-1	Class A-2	Class A-3	Class A-4	Class B

	i Current Factor	0.000000000	0.000000000	0.985532741	1.000000000	1.000000000
	ii Expected Note Balance	$0.00	$0.00	$194,149,949.89	$461,548,000.00	$38,051,000.00

E	Note Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
F	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00

H	Reserve Account Balance	$1,730,047.26
I	Unpaid Primary Servicing Fees from Prior Month(s)	$0.00
J	Unpaid Administration fees from Prior Quarter(s)	$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)	$0.00
L	Interest Due on Unpaid Carryover Servicing Fees	$0.00

IX. 2003-3 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-I )		$69,936,060.85	$69,936,060.85

B	Primary Servicing Fees-Current Month		$478,952.06	$69,457,108.79

C	Administration Fee		$20,000.00	$69,437,108.79

D	Noteholder’s Interest Distribution Amoun
	i	Class A-1	$0.00	$69,437,108.79
	ii	Class A-2	$0.00	$69,437,108.79
	iii	Class A-3	$1,538,099.05	$67,899,009.74
	iv	Class A-4	$3,809,822.32	$64,089,187.42
	v	Class B	$350,069.20	$63,739,118.22

	vi	Total Noteholder's Interest Distribution	$5,697,990.57

E	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$63,739,118.22
	ii	Class A-2	$0.00	$63,739,118.22
	iii	Class A-3	$62,224,138.76	$1,514,979.46
	iv	Class A-4	$0.00	$1,514,979.46
	v	Class B	$0.00	$1,514,979.46

	vi	Total Noteholder's Principal Distribution	$62,224,138.76

F	Increase to the Specified Reserve Account Balance		$0.00	$1,514,979.46

G	Carryover Servicing Fees		$0.00	$1,514,979.46

H	Excess to Certificate Holder		$1,514,979.46	$0.00

X. 2003-3 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class B
	i	Quarterly Interest Due	$0.00	$0.00	$1,538,099.05	$3,809,822.32	$350,069.20
	ii	Quarterly Interest Paid	0.00	0.00	1,538,099.05	3,809,822.32	350,069.20

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Quarterly Principal Due	$0.00	$0.00	$62,224,138.76	$0.00	$0.00
	v	Quarterly Principal Paid	0.00	0.00	62,224,138.76	0.00	0.00
	vi	Quarterly Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Total Distribution Amount	$0.00	$0.00	$63,762,237.81	$3,809,822.32	$350,069.20

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 5/31/05	$693,748,949.89
	ii	Adjusted Pool Balance 5/31/05	631,524,811.13

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$62,224,138.76

	iv	Adjusted Pool Balance 2/28/05	$693,748,949.89
	v	Adjusted Pool Balance 5/31/05	631,524,811.13

	vi	Current Principal Due (iv-v)	$62,224,138.76
	vii	Principal Shortfall from Prior Collection Period	—

	viii	Principal Distribution Amount (vi + vii)	$62,224,138.76

	ix	Principal Distribution Amount Paid	$62,224,138.76
	x	Principal Shortfall (viii - ix)	$—

C		Total Principal Distribution	$62,224,138.76
D		Total Interest Distribution	5,697,990.57

E		Total Cash Distributions	$67,922,129.33

					Paydown
F Note Balances				3/15/2005	Factor	6/15/2005
	i	A-1 Note Balance	78442GFY7	$—		$—
		A-1 Note Pool Factor		0.000000000	0.000000000	0.000000000

	ii	A-2 Note Balance	78442GFZ4	$—		$—
		A-2 Note Pool Factor		0.000000000	0.000000000	0.000000000

	iii	A-3 Note Balance	78442GGA8	$194,149,949.89		$131,925,811.13
		A-3 Note Pool Factor		0.985532741	0.315858572	0.669674168

	iv	A-4 Note Balance	78442GGB6	$461,548,000.00		$461,548,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	B Note Balance	78442GGC4	$38,051,000.00		$38,051,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance		$1,730,047.26
	ii	Deposits to correct Shortfall		$—
	iii	Total Reserve Account Balance Available		$1,730,047.26
	iv	Required Reserve Account Balance		$1,574,874.84

	v	Shortfall Carried to Next Period		$—
	vi	Excess Reserve — Release to Collection Account		$155,172.42
	vii	Ending Reserve Account Balance		$1,574,874.84

XI. 2003-3 Historical Pool Information

					2004
			02/28/05-5/31/05	12/01/04-02/28/05	12/01/03-11/30/04

Beginning Student Loan Portfolio Balance			$680,956,042.70	$750,965,832.25	$1,029,574,665.75

	Student Loan Principal Activity
	i	Regular Principal Collections	$57,904,536.93	$63,334,704.68	$275,325,771.12
	ii	Principal Collections from Guarantor	6,134,664.23	9,657,491.36	$16,279,195.04
	iii	Principal Reimbursements	24,019.05	58,265.35	$284,212.20
	iv	Other System Adjustments	—	—	$—

	v	Total Principal Collections	$64,063,220.21	$73,050,461.39	$291,889,178.36
	Student Loan Non-Cash Principal Activity				$—
	i	Other Adjustments	$2,957.57	$18,734.29	$311,023.69
	ii	Capitalized Interest	(1,855,741.79)	(3,059,406.13)	$(13,591,368.55)

	iii	Total Non-Cash Principal Activity	$(1,852,784.22)	$(3,040,671.84)	$(13,280,344.86)

(-)	Total Student Loan Principal Activity		$62,210,435.99	$70,009,789.55	$278,608,833.50

	Student Loan Interest Activity
	i	Regular Interest Collections	$2,134,544.10	$2,170,909.45	$10,813,199.32
	ii	Interest Claims Received from Guarantors	139,014.86	244,022.11	$438,848.46
	iii	Collection Fees/Returned Items	37,333.49	36,275.88	$98,012.57
	iv	Late Fee Reimbursements	127,961.00	129,398.29	$476,602.11
	v	Interest Reimbursements	30,962.91	32,220.85	$125,509.79
	vi	Other System Adjustments	—	—	$—
	vii	Special Allowance Payments	2,793,199.62	2,120,011.54	$1,726,599.11
	viii	Subsidy Payments	1,104,749.98	1,317,526.95	$7,441,071.81

	ix	Total Interest Collections	$6,367,765.96	$6,050,365.07	$21,119,843.17
					$—

	Student Loan Non-Cash Interest Activit				$—
	i	Interest Accrual Adjustment	$173.52	$756.17	$4,613.92
	ii	Capitalized Interest	1,855,741.79	3,059,406.13	$13,591,368.55

	iii	Total Non-Cash Interest Adjustments	$1,855,915.31	$3,060,162.30	$13,595,982.47

	Total Student Loan Interest Activity		$8,223,681.27	$9,110,527.37	$34,715,825.64

(=)	Ending Student Loan Portfolio Balance		$618,745,606.71	$680,956,042.70	$750,965,832.25
(+)	Interest to be Capitalized		$11,204,329.58	$11,062,859.93	$11,856,044.49

(=)	TOTAL POOL		$629,949,936.29	$692,018,902.63	$762,821,876.74

(+)	Reserve Account Balance		$1,574,874.84	$1,730,047.26	$1,907,054.69

(=)	Total Adjusted Pool		$631,524,811.13	$693,748,949.89	$764,728,931.43

XII. 2003-3 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *
Jun-03	$1,204,929,665	11.26%
Sep-03	$1,130,851,729	15.69%
Dec-03	$1,044,745,374	18.78%
Mar-04	$961,208,841	20.25%
Jun-04	$924,042,078	18.43%
Sep-04	$830,784,659	20.53%
Dec-04	$762,821,877	21.07%
Mar-05	$692,018,903	22.85%
Jun-05	$629,949,936	22.23%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.